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                                                             EXHIBIT 23.3

                          CONSENT OF INDEPENDENT
                       CERTIFIED PUBLIC ACCOUNTANTS



Recycling Industries, Inc.
Englewood, Colorado


     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated December 13, 1996, relating to the consolidated financial statements of Recycling Industries, Inc. which is contained in that Prospectus.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                         BDO Seidman, LLP


Denver, Colorado
January 22, 1997